UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   December 18, 2013

AS SEEN ON TV, INC.
(Exact name of registrant as specified in its charter)
Florida	000-53539	80-0149096
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14044 Icot Boulevard Clearwater, Florida 33760 (Address of principal executive offices) (Zip Code) (727) 451-9510 Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement.

On December 23, 2013, As Seen On TV, Inc. (the “Company”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with Infusion Brands International, Inc. (“Infusion Brands”) pursuant to which the Company will issue up to five promissory notes (the “Notes”) in order to borrow up to $500,000 from Infusion Brands on an unsecured basis. This financing is contemplated in the December 18, 2013 memorandum of understanding between the Company and Infusion Brands described in Item 8.01 of this Current Report on Form 8-K.

Interest will accrue on the Notes at a rate of twelve percent (12%) per annum. All principal and accrued interest is due and payable in full on the maturity date of the Notes. The Notes will mature on June 30, 2014 or such earlier date as either of the following occurs: (i) the December 18, 2013 memorandum of understanding terminates without the parties having entered into a definitive agreement providing for the acquisition of Infusion Brands by the Company, or (ii) the definitive agreement is terminated by the Company without the acquisition referenced therein having been completed.

Under the Note Purchase Agreement, the Company must comply with a number of covenants, including a covenant to provide Infusion Brands with written notice of the occurrence of any event constituting an adverse change. On December 23, 2013, the Company issued the first of the Notes, in the original principal amount of $150,000.

The foregoing description of the Note Purchase Agreement and the Notes does not purport to be complete and is qualified in its entirety by reference to the Note Purchase Agreement, a copy of which is filed as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01

Other Events.

On December 18, 2013 the Company entered into a memorandum of understanding with Infusion Brands for the acquisition of Infusion Brands in a stock-for-stock transaction.  The terms of the memorandum of understanding provide that, in exchange for 100% of the outstanding shares of Infusion Brands, the Company will issue a number of shares of its common stock to the shareholders of Infusion Brands to enable them to own in the aggregate 75% of the outstanding shares of the Company.  The closing of the transaction is subject to a number of conditions precedent, including, but not limited to:

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the satisfactory completion of due diligence on each company by the other company,

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the execution of a binding agreement and plan of merger by the parties, and

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satisfaction or waiver of customary conditions precedent.

The Company expects to begin the due diligence process promptly, and the target closing date for the transaction, assuming the satisfaction of the conditions precedent to closing, is within the next 90 to 120 days. However, as a result of the number of conditions precedent to close, investors should not place undue reliance on the execution of the memorandum of understanding, and there are no assurances that this transaction will ultimately be consummated.

The memorandum of understanding also provides that Infusion Brands will furnish up to $500,000 of interim financing to the Company during the period following execution of the memorandum of understanding and the closing of the transaction. The terms of this financing are described in Item 1.01 of this Current Report on Form 8-K.

The foregoing description of the memorandum of understanding does not purport to be complete and is qualified in its entirety by reference to the memorandum of understanding, a copy of which is filed as Exhibit 10.8 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the press release announcing the execution of the memorandum of understanding is furnished as Exhibit 99.1.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.7	Note Purchase Agreement dated December 23, 2013 between As Seen On TV, Inc. and Infusion Brands International, Inc.

10.8	Memorandum of Understanding dated December 18, 2013 between As Seen On TV, Inc. and Infusion Brands International, Inc.

99.1	Press Release dated December 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

As Seen On TV, Inc.

By:	/s/ Ronald C. Pruett, Jr.
Ronald C. Pruett, Jr.
Chief Executive Officer

Date: December 23, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.7	Note Purchase Agreement dated December 23, 2013 between As Seen On TV, Inc. and Infusion Brands International, Inc.

10.8	Memorandum of Understanding dated December 18, 2013 between As Seen On TV, Inc. and Infusion Brands International, Inc.

99.1	Press Release dated December 23, 2013.

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